Exhibit 10.34

Loan Agreement

Party A (Lender): Shanghai Focus Brand Management Co., Ltd.

Address: 17/F, 558 East Daming Road

Tel.: 021-63055858

Party B (Borrower): Shanghai ECMOHO Health Biotechnology Co., Ltd.

Address: 3/F, No.1000 Tianyaoqiao Road

Tel.: 64172213

Party C (Guarantor): Wang Ying

ID No.: ****

Domicile: ****

Tel.: ****

Party A and Party B hereby agree as follows upon negotiations in principles of voluntariness, equality and sincerity.

I. Amount: Party B borrows RMB5,000,000 from Party A (in words: RMB Five Million).

II. Purpose: for purchase.

III. Interest: the interest rate is 12% per annum and shall be settled upon repayment of the principal.

IV. Term: the loan term is from October 22, 2018 to October 21, 2019. If the actual release date is not the date mentioned above, the actual date shall prevail. After receiving the loan, Party B shall issue a receipt, which is an attachment hereto and bears the same legal effect as the Agreement.

V. Party A shall transfer the money borrowed into Party B’s account by way of transfer.

Borrower: Shanghai ECMOHO Health Biotechnology Co., Ltd.

Account No.: ****

Bank of deposit: Shanghai Jianguo West Road Branch of Industrial and Commercial Bank of China

VI. Undertakings:

1. The Borrower must use the loan in accordance with the purposes stipulated herein and may not use it for other purposes, or for illegal activities. Otherwise, Party A has the right to request Party B to pay the principal and interest immediately, with the legal consequences arising therefrom being borne by Party B.

2. The Borrower shall repay the principal and pay the interest by the deadline specified in the Agreement. For any delay, the Borrower has the right to recover.

3. Party A may, within one month prior to the loan term, send a notice to withdraw the loan and calculate the interest according to the actual number of days.

4. Party B’s Guarantor (Party C) Wang Ying having an ID card of No. ****, in order to ensure the performance hereof, is jointly and severally liable for the principal and interest repayment with Party B.

VII. Liability for breach

1. If Party B fails to repay the loan in accordance with the Agreement, Party B shall bear liquidated damages and attorney fees, litigation costs, travel expenses and other expenses arising from litigation.

2. Where Party A deems that the Borrower falls into or may fall into any circumstance influencing repayment capacity, Party A will be entitled to recover the loan in advance, the Borrower shall repay the loan in time, and the Borrower and the Guarantor shall not demur on any ground.

VIII. Disputes settlement: disputes arising during the performance hereof will be settled by the Parties through friendly negotiation and may also be mediated by a third party. Where negotiation or mediation fails, a lawsuit may be lodged with the people’s court according to the law where Party A is located.

IX. The Agreement will come into force when the Parties sign it. The Agreement is made in two copies of the same legal effect, respectively one for each party.

Party A (Signature and seal): Legal representative: Shanghai Focus Brand Management Co., Ltd. (Seal) /s/ Xu Li	Party B (Signature and seal): Legal representative: Shanghai ECMOHO Health Biotechnology Co., Ltd. (Seal) /s/ Wang Ying	Party C (Signature) /s/ Wang Ying

Signed on: Date	Signed on: October 22, 2018	Signed on: October 22, 2018